                                   EXHIBIT 28



  Information from Reports Furnished to State Insurance Regulatory Authorities

                                                                      Reserves
                                                                        (000)
                                                                        -----

Schedule P of Annual Statements:


   ACSTAR Insurance Company                                           $10,005

   United Coastal Insurance Company                                    34,119
                                                                      -------
                                                                       44,124

Reinsurance recoverable                                                 3,841

Other                                                                      (5)
                                                                      -------

   Reserves per GAAP Financial Statements                             $47,960
                                                                      =======

                                       63